Exhibit 10.1

REAL ESTATE ACQUISITION

AND

DEVELOPMENT AGREEMENT

By and Between

THE CITY OF LIMA, OHIO

and

LIMA ENERGY COMPANY

Dated
October 26, 2012

i

EXHIBIT A – THE DEED	A
EXHIBIT B – DECLARATION OF COVENANTS	B

ii

This REAL ESTATE ACQUISITION AND DEVELOPMENT AGREEMENT (this “Agreement”) is made and entered on October __, 2012, by and between THE CITY OF LIMA, OHIO, a municipal corporation duly organized and validly existing under the Constitution and laws of the State of Ohio and its Charter (the “City”), and LIMA ENERGY COMPANY, an Ohio corporation (the “Company”), under the circumstances summarized in the following recitals (capitalized words and terms used in the recitals have the meanings assigned to them in Article I):

WHEREAS, the City previously acquired the Property to promote and advance the City’s Purposes; and

WHEREAS, the Company desires to acquire the Property to construct and operate the Project; and

WHEREAS, the City has determined that the Company’s construction and operation of the Project will promote and advance the City’s Purposes; and

WHEREAS, subject to the terms and conditions contained herein, the City has provided, and shall continue to provide, services to facilitate the Company’s construction and operation of the Project; and

WHEREAS, the City is willing to convey the Property to the Company to facilitate the construction and operation of the Project;

NOW, THEREFORE, in consideration of the foregoing premises, the representations, agreements and covenants contained in this Agreement, the City and the Company agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.        Definitions. Capitalized words and terms used in this Agreement shall have the following meanings.

“Agreement” means this Real Estate Acquisition and Development Agreement.

“City” means the City of Lima, Ohio, a municipal corporation duly organized and validly existing under the Constitution and laws of the State of Ohio and its Charter.

“City Purposes” means the elimination and prevention of blight, the creation and preservation of jobs and employment opportunities, the improvement of the economic welfare of the residents of the City and the State, the increase of the valuation of the Property on the tax list and duplicate and the resulting increase in the amount of ad valorem taxes to be collected by the City, and the increase of the taxes collected by the City on the income of individuals and the net profits of businesses.

“Closing” means the City’s delivery of title to the Property to the Company in exchange for the Company’s payment of the amounts described in Section 2.2(a) and (c).

“Closing Date” means the date hereof.

“Commencement of Commercial Operations” means the date on which the Project produces synthetic fuel for sale.

“Community Reinvestment Area Statutes” means Ohio Revised Code Sections 3735.65 through 3735.70.

 “Company” means the Lima Energy Company, a corporation duly organized and validly existing under the laws of the State of Ohio and its successors and assigns.

“Declaration” means the Declaration of Covenants executed and recorded by the Company encumbering the Property in the form attached as Exhibit B.

 “Deed” means the limited warranty deed from the City to the Company conveying the Property in the form attached as Exhibit A.

 “Force Majeure” means acts of God; fires; epidemics; landslides; floods; strikes; lockouts or other industrial disturbances; acts of public enemies; acts or orders of any kind of any governmental authority; insurrections; riots; civil disturbances; arrests; explosions; breakage or malfunctions of or accidents to machinery, transmission pipes or canals; partial or entire failures of utilities; shortages of labor, materials, supplies or transportation; lightning, earthquakes, hurricanes, tornadoes, storms or droughts; periods of unusually inclement weather or excessive precipitation; or any cause or event not reasonably within the control of the City or the Company, as the case may be.

“Lender” means any lender who provides financing for the acquisition of the Property and/or completion of the Project.

“Mayor” means the Mayor of the City.

 “Net Distributable Cash Flow” means all gross income received by the Company for operation of the Project less (i) taxes paid by the Company from the ownership and operation of the Project, (ii) all payments due hereunder, including without limitation those payments due pursuant to Subsection 2.2(c) and Sections 4.1 and 4.2 below, (iii) the Company’s operational and maintenance costs, including major maintenance accrual, of the Project, (iv) all debt service, debt service reserves, and other reserves required by any lender to the Company of loans to pay costs of the  construction or operation of the Project. All transactions between the Company and any Related Party shall be at commercially reasonable rates and terms. Net Distributable Cash Flow is intended to reflect the annual available cash benefits to shareholders of the Company.

“Notice Address” means as to:

the City:                                                 City of Lima
50 Town Square
Lima, Ohio  45801
Attention:  Mayor

with a copy to:                                      City of Lima
50 Town Square
Lima, Ohio  45801
Attention:  Director of Law

Company:                                             Lima Energy Company
312 Walnut Street, Suite 1600
Cincinnati, Ohio  45202-4094
Attention:  President

with a copy to:                                     Third Eye Capital Corporation
Brookfield Place, TD Canada Trust Tower
161 Bay Street, Suite 3930
Toronto, ON M5J 2S1
Attention:      Mr. Algis Vaitonis
Head of Portfolio Operations
Telephone:     416-601-2270
Email:              algis@thirdeyecapital.com

with a copy to:                                      Any Lender that the Company has identified by written notice to the City.

“Project” means an environmental energy park and related ancillary facilities on the Property, initially consisting of synthetic fuel production facilities, and shall include all facilities located on the Property during the term of this Agreement. The City and the Company expect that the Project may be constructed in phases.

“Property” means the real property described in the Deed attached as Exhibit A.

"Related Party" means (i) initially, USA Synthetic Fuel Corporation, and (ii) shall include (a) any other entity owned or controlled by the Company and (b) any entity that is owned or controlled by an entity that owns or controls the Company.

“Repurchase Termination Date” has the meaning specified in Section 5.3 herein.

“School District” means the Lima City School District, Ohio.

“State” means the State of Ohio.

“Term” means the period of time commencing the date hereof and terminating on the Term Expiration Date.

“Term Expiration Date” means December 31, of the 21st full calendar year following the Commencement of Commercial Operations, or such earlier date as this Agreement may be terminated by agreement of the parties.

“TEC” means Third Eye Capital Corporation (whether in its individual capacity or as administrative agent for various lenders and/or investors) and its successors and assigns.

“TEC Liens” has the meaning specified in Section 7.4 herein.

“TEC Obligations” has the meaning specified in Section 7.4 herein.

“Trust” means (i) for purposes of Section 2.2(b), Lima Energy T.R.E.E. Inc., a non-profit corporation duly organized and validly existing under the laws of the State of Ohio, and (ii) for all other purposes, a trust or foundation, or a designated fund of a trust or foundation, hereafter designated in writing (a) by the Mayor and the Company on or before November 1, 2013, or (b) if not designated by the Mayor and the Company by November 1, 2013, by the Mayor in his sole discretion.

Section 1.2.         Certain Words Used Herein; References.  Any reference to a section, provision or chapter of the Ohio Revised Code, federal or state laws or the Charter or Codified Ordinances of the City includes without limitation, that section, provision, chapter or law as amended, modified, revised, supplemented or superseded from time to time; provided, however, that no amendment, modification, revision, supplementation or superseding section, provision, chapter or law shall be applicable by reason of this Section if that applicability would constitute in any way an impairment of the rights, remedies, powers, covenants, agreements or obligations of the City or the Company under this Agreement.

Words of any gender include the correlative words of any other gender.  Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa.  The terms “hereof”, “herein”, “hereby”, “hereto” and “hereunder”, and similar terms refer to this Agreement; and the term “hereafter” means after, and the term “heretofore” means before, the date of this Agreement.

Unless the context clearly indicates otherwise, any reference to an “Article”, “Section” or “Exhibit” is a reference to an article, section or exhibit of this Agreement.

Section 1.3.         Captions and Headings.  The captions and headings of Articles, Sections and Exhibits of this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections or Exhibits of this Agreement.

ARTICLE II
ACQUISITION AND DEVELOPMENT

Section 2.1.         Agreement to Sell and Acquire the Property.  Subject to the terms of this Agreement, the City agrees to sell and convey the Property to the Company, and the Company agrees to acquire and take title to the Property from the City.

Section 2.2.        Purchase Price.  In consideration of the acquisition of the Property and the City’s longstanding support for the Project and services provided, and to be provided, by the City as set forth in this Agreement, the Company agrees to:

(a) pay $1,500,000 to the City on the Closing Date; and

(b) contribute $100,000 to the Trust on the Closing Date; and

(c) contribute $100,000 annually to the Trust on or before March 31 for three years, commencing the calendar year immediately following the commencement of the construction of the Project; and

(d)  contribute annually to the Trust on or before March 31 of each calendar year for 20 years, commencing on the second full calendar year immediately following the Commencement of Commercial Operations, the lesser of (i) five million dollars ($5,000,000) or (ii) 10% of the Net Distributable Cash Flow of the Project for the immediately preceding calendar year.  If in any year 10% of the Net Distributable Cash Flow is less than $5,000,000 and, thus, the contribution to the Trust is less than $5,000,000, the Company shall allow the City and/or the Trust to review the Company’s audited accounts and to conduct an audit of the Company to verify the calculation of the Net Distributable Cash Flow and the amount of the contribution. To the extent permitted by law, the contents of the Company’s audited accounts and any such audit shall be treated as confidential information.  If there has been any underpayment of an annual contribution to the Trust, the Company shall promptly pay the balance it owes for the annual contribution.  If it is determined that the Company has underpaid any annual contribution by an amount in excess of $500,000, the Company shall pay reasonable and customary expenses for the review of the audited accounts or the audit, up to a maximum of $50,000.

Section 2.3.         Development and Use.  Upon its acquisition of the Property, the Company agrees and covenants that:

(a)           Construction; Employment.  By the second anniversary of the Closing Date, it shall commence the construction of the Project, and by the first anniversary of the Commencement of Commercial Operations it shall employ at least 70 individuals on a full-time basis (or the equivalent thereof) at the Project.

(b)           Use of the Property.  It shall, unless otherwise agreed by the City in writing, use the Property solely for the Project.

(c)           Compliance with Law.  It shall construct and operate the Project in all material respects in accordance with all applicable federal, State and local environmental and health and safety laws, regulations and ordinances including, without limitation, the Clean Air Act, 42 U.S.C. § 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., and the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., all analogous State laws, and any governmental or regulatory permits, orders and directives issued with respect to the Project.  If the Project ceases operations, the Company covenants that it shall comply in all material respects with all applicable requirements under the Cessation of Regulated Operations Statute, O.R.C. Ch. 3752, including any regulations, orders or directives thereunder, and shall conduct any and all investigatory, remedial or monitoring activities necessary or required to properly address any releases, discharges, emissions, wastes, pollution, contamination, or environmental threats or impacts relating to or arising out of the Project or its operations in accordance with all applicable laws, regulations, ordinances, permits, orders or directives.

(d)           Feedstock.  It will use petroleum coke, coal, and renewable biomass as feedstock for the Project.  It may use other materials as feedstock with the written consent of the City.

(e)           Employment Opportunities.  It shall use its commercially reasonable efforts to provide that at least 20% of the Project’s initial employees will be residents of the City residing south of Kibby Street.

(f)           Filing.  It shall, at its expense, file the Deed and then the Declaration in the Official Records at the Recorder of Allen County, Ohio on the Closing Date.

ARTICLE III
THE CITY

Section 3.1.        Prior Services.  To promote and advance the City’s Purposes, to facilitate the Company’s construction and operation of the Project, in anticipation of the execution and delivery of this Agreement, the City has performed the following services:

(a)           Acquired the Property.

(b)           Remediated the Property in accordance with Ohio Revised Code Chapter 3746, received a covenant from the Ohio Environmental Protection Agency not to sue pursuant to Ohio Revised Code Chapter 3746, received a comfort letter for the United States Environmental Protection Agency in support of the Ohio Environmental Protection Agency’s action, received an affidavit from the Ohio Environmental Protection Agency stating that no operating and maintenance plan for the Property is required, and recorded covenant not to sue, the comfort letter and the affidavit in the Official Records of the Recorder of Allen County, Ohio.

(c)           Advocated and facilitated sales and transmission of electrical power to be produced by the Project.

(d)           Employed consultants and legal counsel to facilitate the Company’s construction and operation of the Project.

(e)            Formally intervened and supported the Project before the Federal Energy Regulatory Commission.

(f)            Facilitated the required certification of the Project by the Ohio Power Siting Board.

(g)           Supported the Project through the permitting process of the Ohio Environmental Protection Agency.

(h)           Commenced various public improvements to facilitate the Project.

(i)            Permitted the Company to commence construction of the Project on the Property in anticipation of this Agreement.

Section 3.2.        Future Services and Obligations.  The City agrees to provide pre-screening skill assessments for, and identify eligible City residents as, prospective employees at the Project.

Section 3.3.        Authority.  The City represents and covenants that:

(a)            It is a municipal corporation duly organized and validly existing under the Constitution and laws of the State of Ohio and its Charter, and it has the power and authority to execute and deliver, and to perform its obligations pursuant to, this Agreement.

(b)           The execution and delivery of this Agreement by the City, and its performance of the City’s obligations contemplated hereby, have been duly authorized and do not and will not (a) contravene the terms of the City’s Charter or any of its other organizational documents; (b) violate or conflict with or result in any breach or contravention of (i) any agreement to which the City is party or that affects the Property or any part thereof; or (ii) any order, injunction, writ or decree of any government or regulatory authority or any arbitral award to which the City or its property is subject; or (c) violate any law, statute, rule, ordinance, municipal code or regulation.

(c)           This Agreement constitutes the valid and binding obligation of the City, enforceable against the City in accordance with its terms.

(d)           Neither the execution and delivery of this Agreement, nor the performance of the City’s obligations hereunder, will conflict with or constitute a default under any other obligations of the City.

ARTICLE IV
THE COMPANY

Section 4.1.         Real Property Taxes.  The Company agrees that it will cooperate with the City in having the Property and/or Project qualify for exemption from real property taxes pursuant to the Community Reinvestment Statutes. The Company covenants and agrees that if the Property and/or Project or any portion thereof is exempted from real property taxes pursuant to the Community Reinvestment Statutes it shall enter into one or more agreements with the City and the School District to make annual payments to the City and/or the School District in an aggregate amount equal to the amount of the real property taxes exempted in that year. Such payments shall be paid on or before the dates on which the real property taxes would have otherwise be due or payable.

If all or any portion of the Property and/or Project is further exempted from real property taxes during the Term, the Company hereby covenants and agrees to thereafter make annual payments to the City in an amount equal to the amount of the real property taxes exempted in that year.  Such payments shall be paid on or before the dates on which the real property taxes would have otherwise be due or payable.

Any such payments not paid when due shall bear interest and shall be subject to penalties at the same rate and in the same amount, and payable at the same time, as would be payable for delinquent real property taxes.

Section 4.2.        Additional Payments.

(a) The Company hereby agrees that at Commencement of Commercial Operations that it will provide to the City a schedule of all the personal property located on the Property listing the costs of the personal property and the useful life of the personal property determined in accordance with the modified accelerated cost recovery system provided in the Internal Revenue Code of 1954, as amended.  On or before June 1 of the year immediately succeeding Commencement of Commercial Operations and on or before June 1 of each year thereafter, the Company agrees to pay to the City an amount equal to .04329, multiplied by 25% of the “adjusted basis” of the personal property located on the Real Property at Commencement of Commercial Operation.  For purposes of this paragraph, “adjusted basis” of that personal property in the year immediately succeeding Commencement of Commercial Operations means 100% of the costs of that personal property, and in each succeeding year shall mean the initial adjusted basis of that property minus depreciation of the personal property deducted in the same amount of each year of its useful life (“straight line method” of depreciation).  If the Project is constructed in phases, upon the Commencement of Commercial Operations of each phase, the Company hereby agrees that it will provide to the City a schedule of all the personal property located on the Property which will have been installed in connection with that phase of the Project, and the useful life of that personal property determined in accordance with the modified accelerated cost recovery system provided in the Internal Revenue Code of 1954, as amended.  The Company agrees to pay to the City an amount for the newly installed personal property in accordance with the formula set forth in this paragraph.

(b)         If all or any portion of personal property located on the Property placed in service after Commencement of Commercial Operations should be subject to taxes by the State of Ohio or any of its political subdivisions, and if all or any portion of such personal property is exempted from such taxes during the Term, the Company agrees and covenants to make annual payments to the City in an amount equal to the amount of such taxes exempted in that year.  Such payments shall be paid on or before the dates on which the personal property taxes would have otherwise been due or payable.

(c)         Any payment pursuant to (a) above not paid when due shall bear interest and shall be subject to penalties at the same rate and in the same amount as would be payable for delinquent real property taxes.

(d)         Any payment in lieu of taxes pursuant to (b) above not paid when due shall bear interest and shall be subject to penalties at the same rate and in the same amount, and payable at the same time, as would be payable for delinquent personal property taxes.

Section 4.3.         Contractor Tax Identification. The Company will provide a list of all contractors and subcontractors performing work on the Property, and their respective federal tax identification numbers to facilitate reporting, withholding and payment of the City tax on the income of individuals and on the net profits of businesses.

Section 4.4.         Authority.  The Company represents and covenants that:

(a)           It is a Company duly organized and validly existing under the laws of the State of Ohio.

(b)           Its execution and delivery of this Agreement, and its performance contemplated hereby, have been duly authorized.

(c)           This Agreement constitutes the valid and binding obligations of the Company in accordance with its terms.

(d)           Its execution and delivery of this Agreement, and its performance of its obligations hereunder, will not conflict with or constitute a default under any other obligation of the Company.

ARTICLE V
LIENS; RIGHT OF REPURCHASE; REVERSION OF TITLE

Section 5.1.        Right of Repurchase; Reversion of Title.  The City has the right to repurchase the Property for a purchase price of $1,500,000 on or after November 1, 2017, if the market value of the Property at the time of exercise of the repurchase right as shown on the real property tax duplicate of the County of Allen, Ohio, is less than $2,500,000. Upon the City’s delivery of written notice to the Company of its exercise of its right to repurchase the Property, and delivery of the purchase price of $1,500,000 payable in US dollars to the Company, title to the Property shall revert to the City.

Section 5.2.        Subordination and Extinguishment of Liens.   All liens on the Property granted by the Company shall be (i) subordinate to the City’s right to repurchase the Property and the reversion of title to the Property, and (ii) to the extent permitted by law, extinguished upon the reversion of the title to the Property to the City upon the City’s exercise of its right to repurchase the Property, provided that any lien so extinguished shall attach automatically and without interruption to all  proceeds of the Property arising from such repurchase.

Section 5.3.        Termination of Right to Repurchase.  The right of the City to repurchase the Property shall automatically terminate on the earlier to occur of the following (“Repurchase Termination Date”): (i) the date the Company provides to the City reasonable evidence that the market value of the Property shown on the real property tax duplicate of the County of Allen, Ohio, equals or exceeds $2,500,000 or (ii) November 1, 2020. Upon such termination, at the Company’s request, the City shall promptly execute an instrument duly acknowledged by a notary and in recordable form prepared by the Company acknowledging and confirming the termination of the City’s right to repurchase the Property.

Section 5.4.        Assignment of Right to Repurchase.  Section 5.5. The City may, at its sole discretion, assign its right to repurchase the Property pursuant to Section 5.1. The City shall give the Company written notice of any such assignment and such assignee shall agree in writing to be bound by all of the terms and conditions of this Agreement in respect of such right.

Section 5.5.        Prohibition of Liens on Property.  The Company may not consent to the filing of any mechanics’ or materialman’s liens on the Property until the City’s right to repurchase the Property is terminated pursuant to Section 5.3. If, as a result of the Company’s actions or inactions, any such mechanics’ or materialman’s liens are filed against the Property, the Company must cause or require those liens to be removed within 30 days or, in the alternative, if the Company in good faith wishes to contest such a lien, the Company may do so but agrees to hold the City harmless from all liability for damages occasioned thereby and will, if upon a judgment of foreclosure of the lien, cause the lien to be discharged or bonded prior to the execution of the judgment.. If the Company fails to remove any such lien, then the City may take such action as it deems appropriate to cause the removal of the lien and the Company shall reimburse the City its reasonable out-of-pocket costs and expenses for the removal of the lien.

Section 5.6.        Taxes.  The Company shall pay and discharge or cause to be paid and discharged, promptly as and when the same shall become due and payable, all taxes and governmental charges of any kind whatsoever that may be lawfully assessed against the Property  or any portion thereof.  Notwithstanding the foregoing, the Company may in good faith contest or cause to be contested any such tax or governmental charge, and in such event may permit such tax or governmental charge to remain unsatisfied during the period of such contest and may appeal there from unless in the opinion of counsel satisfactory to the City by such action the right of the City to repurchase the Property pursuant to Section 5.1 shall be materially adversely affected or impaired, or the Property or any part thereof shall become subject to imminent loss or forfeiture, in which event such tax or governmental charge shall be paid prior to any such loss or forfeiture.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.1.        Events of Default and Remedies.

(a)           In the event of any default in or breach of this Agreement, or any of its terms or conditions, by the City or the Company, each shall, upon written notice from the other, proceed promptly to cure or remedy such default or breach.  In case such remedial action is not taken or not diligently pursued within thirty (30) days of such written notice, the entity asserting default or breach may institute such proceedings at law or in equity and/or take such other action (including, in the case of a claim against the City, instituting an action in mandamus), as may be necessary or desirable in its opinion to remedy such default or breach.

(b)           Notwithstanding the preceding paragraph, if by reason of Force Majeure the City or the Company fails in the observance or performance of any of its agreements, duties or obligations to be observed or performed under this Agreement, the City or the Company, as appropriate, shall not be deemed to be in default under this agreement.  The City or the Company, as appropriate, will give notice promptly to the other of any event of Force Majeure and will use its best efforts to remedy that event with all reasonable dispatch; provided that the City and the Company will not be required to settle strikes, lockouts or other industrial disturbances by acceding to the demands of any opposing person or entity, when in the City’s or the Company’s, as appropriate, judgment, that course would be unfavorable to it.

Section 6.2.        No Remedy Exclusive.  Unless provided expressly otherwise herein, no right, remedy or power conferred upon or reserved to the City or the Company under this Agreement is intended to be exclusive of any other available right, remedy or power, but each right, remedy and power shall be cumulative and concurrent and shall be in addition to every other right, remedy and power available under this Agreement or existing at law, in equity or by statute or otherwise now or hereafter.

No exercise, beginning of the exercise, or partial exercise by the City or the Company of any one or more rights, remedies or powers shall preclude the simultaneous or later exercise by the City or the Company of any or all of its other rights, remedies or powers.  No delay or omission in the exercise of any right, remedy or power accruing upon any Event of Default hereunder shall impair that or any other right, remedy or power or shall be construed to constitute a waiver of any Event of Default hereunder, but any right, remedy or power may be exercised from time to time and as often as may be deemed to be expedient.

Section 6.3.        No Additional Waiver Implied by One Waiver.  In the event that any covenant, agreement or obligation under this Agreement shall be breached by the Company or the City, and the breach shall have been waived thereafter by the Company or the City, as the case may be, the waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other or any subsequent breach.

No failure by the City or the Company to insist upon the strict observance or performance by the other of any covenant, agreement or obligation under this Agreement and no failure to exercise any right, remedy or power consequent upon a breach thereof, shall constitute a waiver of any right to strict observance or performance or a waiver of any breach.  No express waiver shall be deemed to apply to any other breach or to any existing or subsequent right to remedy the breach.

Section 6.4.        Provisions Subject to Applicable Law.  All rights, remedies and powers hereunder may be exercised only to the extent permitted by applicable law.  Those rights, remedies and powers are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law.

ARTICLE VII
MISCELLANEOUS

Section 7.1.        Notices.  All notices, certificates, requests or other communications hereunder shall be given sufficiently and shall be deemed given when mailed by registered or certified mail, postage prepaid to the appropriate Notice Address.

Section 7.2.        Extent of Provisions Regarding the City.

(a) All representations, covenants, agreements and obligations of the City under this Agreement and any related documents shall be effective to the extent authorized and permitted by applicable law.  None of those representations, covenants, agreements or obligations shall be deemed to be a representation, covenant, agreement or obligation of any present or future member, officer, agent or employee of the City in other than his or her official capacity.

(b)           Neither the members of City Council nor any official executing this Agreement or related documents shall be subject to any personal liability or accountability by reason of the execution or delivery of this Agreement, the deeds or related documents or by reason of the representations, covenants, agreements or obligations of the City herein.

(c)           The Mayor of the City is authorized to make any representation, covenant or warranty required by this Agreement, and any representation or covenant related to or in furtherance of the purpose of this Agreement.  Wherever actions or exercises of discretion are permitted or required by this Agreement, the Mayor is authorized to take such actions or exercises of discretion on behalf of the City.  All such acts or exercises of discretion shall be evidenced in writing.

Section 7.3.        Binding Effect.  This Agreement and the Declarations shall inure to the benefit of and shall be binding upon the City and the Company and their respective successors or assigns, specifically including but not limited to Sections 2.2(d), 2.3, 4.1, 4.2, and Article V.  The City and the Company agree and acknowledge that (a) the Trust is a third party beneficiary of this Agreement with the right to enforce the contributions by the Company to the Trust pursuant to Section 2.2, and (b) TEC and the holders of the TEC Obligations are third party beneficiaries of this Agreement with the right to enforce this Agreement, to the extent relating to their rights as lien holder and subject to the terms of this Agreement.  Other than the Trust, TEC and holders of TEC Obligations, no third party is intended to or shall have any rights hereunder.

Section 7.4.        Disposition of Project and Assignment.  The Company hereby covenants that it will not sell, assign, convey, lease or transfer the Property or the Project without the prior written consent of the City.  The consent of the City for any sale, assignment, conveyance, lease or transfer shall be given if evidence, satisfactory to the City, is provided that:  (a) any proposed transferee, assignee or lessee shall have the qualifications and financial ability to construct and operate the Project and to perform the obligations and covenants of the Company under this Agreement, (b) the proposed transferee, assignee or lessee shall assume, in a written instrument satisfactory to the City, the performance of all obligations and covenants of the Company under this Agreement, and (c) all instruments and documents pertaining to the proposed sale, assignment, conveyance, lease or transfer shall be presented to the City for its review.  Subject to the provisions of Article V, nothing within this Agreement shall prohibit the Company from mortgaging the Property or the Project, granting security interests in or collaterally assigning this Agreement as security for and to obtain financing for the Project.

Except for the right of the City pursuant to Section 5.4 to assign its right to repurchase the Property and the Company’s right to grant a security interest in or collaterally assign this Agreement as generally or specifically provided herein, this Agreement cannot be assigned by the City or the Company without the written consent of the other.

The City hereby (a) consents to (i) the grant by the Company to TEC of mortgage liens on and security interests in the Property and the Project and this Agreement, whether now owned or hereafter acquired, and all proceeds thereof (collectively, the “TEC Liens”), to secure any and all present and future indebtedness, liabilities and obligations of the Company to TEC and/or other lenders and/or investors (collectively, the “TEC Obligations”), and (ii) the perfection of such liens, and (b) consents to the exercise by TEC and the holders of the TEC Obligations of all of their rights and remedies under applicable law and/or the agreements and documents governing and/or relating to the TEC Liens and the TEC Obligations, including foreclosing upon the TEC Liens and/or obtaining or transferring title to the Project and/or the Property by deed or other transfer in lieu of foreclosure; provided that nothing in this Section shall change (a) the obligations of the Company to the City under this Agreement or the rights of the City under this Agreement, or (b) prohibit, restrict, or limit the Company from performing such obligations.

Section 7.5.        Survival and Benefit; No Merger.  The representations, covenants, agreements and obligations of the City and the Company shall not merge with the Deed, but shall survive the Closing and shall inure to the benefit of and be binding upon their respective successors and assigns until the respective dates such representations, covenants, agreements and obligations are specified herein to expire.

Section 7.6.        Execution of Counterparts.  This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same Agreement.  It shall not be necessary in proving this Agreement to produce or account for more than one of the counterparts.

Section 7.7.        Governing Law and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.  The City and the Company agree that any litigation regarding the terms or performance of this Agreement shall be filed in the Allen County, Ohio Court of Common Pleas, and the City and the Company consent to the jurisdiction and venue of that court.

Section 7.8.        Severability.  In case any section or provision of this Agreement is held to be illegal or invalid for any reason, or is inoperable at any time, that illegality, invalidity or inoperability shall not affect any other section or provision, all which shall be construed and enforced at the time as if the illegal, invalid or inoperable section or provision was not contained in this Agreement.

Section 7.9.        Entire Agreement.  This Agreement contains the entire agreement and understanding of the City and the Company with respect to subject matters contained herein, and this Agreement may not be amended, modified or discharged, and none of its terms may be waived, except by an instrument in writing signed by the City and the Company.  Without the prior written approval of TEC, no amendments, modification or waivers may be made to or in respect of the definition of Notice Addresses or Sections 5.2, 5.4, 7.3, 7.4, 7.5, 7.9 or 7.10.

Section 7.10.      Notices.  All notices required or permitted to be given under this Agreement shall be in writing and shall be delivered either by telecopy electronic mail, with confirmation of receipt, hand delivery, by an overnight courier which in the ordinary course of business keeps records and receipts of each of its deliveries, or mailed by United States certified mail, postage prepaid, return receipt requested, to each of the Notice Addresses set forth above.  A Notice Addressee may change the address or telecopy number at which it receives notices under this Agreement by giving written notice thereof to the parties.  Notices shall be deemed received upon delivery if telecopied or e-mailed, hand delivered or delivered by overnight courier, or two (2) business days after being mailed by certified mailed (unless a signed receipt evidences earlier delivery).

IN WITNESS WHEREOF, the City and the Company have caused this Agreement to be executed in their respective names by their duly authorized officers, all as of the date first written above.

Witnesses as to City of Lima	THE CITY OF LIMA, OHIO

	By:	/s/ David J. Berger

David J. Berger, Mayor

Approved:
Law Director

Witnesses as to the Company
LIMA ENERGY COMPANY

	By:	/s/ Harry H. Graves
Harry H. Graves, Chairman

STATE OF OHIO                     )
                                                    )           SS:
COUNTY OF ___________  )

On this __ day of ___, 2012, David J. Berger, Mayor of the City of Lima, Ohio, personally appeared before me, and acknowledged the execution of the foregoing instrument and that the execution thereof is his voluntary act and deed on behalf of the City and the voluntary and corporate act and deed of the City.

Notary Public

STATE OF OHIO                     )
                                                    )           SS:
COUNTY OF __________    )

On this __ day of ____________, 2012, Harry H Graves, Chairman of the Lima Energy Company  personally appeared before me, and acknowledged the execution of the foregoing instrument and that the execution thereof is his voluntary act and deed on behalf of the Company and the voluntary and corporate act and deed of the Company.

Notary Public

EXHIBIT A

THE DEED

[See attached Deed.]

A-1

LIMITED WARRANTY DEED
(R.C. 5302.07; 5302.08)

KNOW ALL MEN BY THESE PRESENT, that, The City of Lima, Ohio, the Grantor, for the consideration of One Dollar and other good and valuable consideration received to its full satisfaction and as promised herein, grants with limited warranty covenants, to the Lima Energy Company, the Grantee, whose Tax Mailing Address is 312 Walnut Street, Suite 1600, Cincinnati, OH 45202-4094, the following real property described in Exhibit "A" which is attached hereto and incorporated herein by reference, subject to easements, conditions and restrictions of record, including without limitation that certain Declaration of Covenants to be recorded in the records of the Allen County Recorder’s Office immediately hereafter and the right of repurchase contained therein.

Prior Instrument Reference: Volume ___, Page ___.

SIGNED AND ACKNOWLEDGED this  26th day of October, 2012 by The City of Lima,   Ohio, by and through David J. Berger, Its Mayor.

The City of Lima, Ohio

By David J. Berger, Mayor

STATE OF OHIO	:
: SS.
COUNTY OF ALLEN	:

Before me, a Notary Public, in and for said County and State, personally appeared the above-named David J. Berger, Mayor, who signed the foregoing document in my presence and acknowledged that the same is his free act and deed as Mayor on behalf of Grantor.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Lima,

Allen County, Ohio, this _______ day of October, 2012.

Notary Public

THIS INSTRUMENT PREPARED BY:
City of Lima, Law Department
209 N. Main Street, 6th Floor
Lima, Ohio  45801
Ordinance 206-12

Exhibit A Legal Description

LEGAL DESCRIPTION

Parcel No. 1

Part of the Southwest Quarter of Section 6, Township-4-South, Range-7-East, in what was Perry Township, now City of Lima, also known as Lot 13474 of The Lima Locomotive Subdivision (Plat Book 3, Page 347) (also known as Allen County Tax Map Parcel No. 47-0600-03-002.000), plus parts of the Southeast Quarter of Section 1, Township-4-South, Range-6-East, in what was Shawnee Township, now City of Lima, Allen County, Ohio, also known as all of Lot 13475, all of Lot 13476, part of Lot 13477 and part of Lot 13478 (also known as Allen County Tax Map Parcel No. 46-0100-04-001.000), altogether described by metes and bounds as follows:

Commencing at a county monument box established at a point where the old Shawnee Indian Reservation Line intersects the centerline of Buckeye Road, which point is the best reckoning of the southeast corner of the south half of the west half of the northeast fractional quarter of Section 12 of said Shawnee Township;

thence westerly with the centerline of Buckeye Road at N 89° 54' 34" W, 210.63 feet to a P.K. nail of record in the centerline of railroad property now operated by CSX Transportation;

thence north-northeasterly with said centerline of railroad property at N 23° 20' 00" E, 3297.33 feet;

thence west-northwesterly thru said railroad property on a right angle to the previous course at N 66° 40' 00" W, 50.00 feet to a P.K. nail (set) which replaces a chiseled "X" of record (found) in the west line of said railroad property at the southeast corner of the parcel herein described, which point is also the POINT OF BEGINNING;

thence westerly with the north line of Fourth Street at S 89° 29' 10" W, 73.44 feet (record distance is 72.00 feet) to an iron pipe (set) that is 2.4 feet westerly from a fence corner post of record (found);

thence generally southwesterly with the north line of Fourth Street on a curve concave northwesterly (not tangent to the previous course) an arc distance of 803.64 feet thru a radius of 865.80 feet (chord bears S 62° 48' 00" W, 775.10 feet thru a central angle of 53° 10' 55") to an iron pipe (set) at a theoretical point of tangency;

thence westerly continuing with said north line of Fourth Street at S 89° 22' 21" W, 1033.15 feet to a railroad spike (set) in the east line of S. Dixie Highway, which point is also the southwest corner of said Lot 13477 (this course passes an iron pipe of record (found) at 109.80 feet, an iron pipe (set) at 227.31 feet);

thence north-northeasterly with the west line of said Lot 13477 at N 19° 24' 14" E 144.45 feet (record distance is 144.65 feet) to a fence corner post of record (found);

thence easterly with a jog in said west line at S 75° 43' 42" E, 9.95 feet (record distance is 10.00 feet) to a fence corner post of record (found);

thence resuming north-northeasterly with said west line of Lot 13477 at N 24° E 24' 13" E 356.26 feet (record distance is 355.82 feet) to an iron pipe of record (found) at the northwest corner of said Lot 13477, being also the southwest corner of said Lot 13476;

thence north-northeasterly with the west line of said Lot 13476 at N 19° 39' 01" E 195.99 feet (record distance is 195.89 feet) to a vertical railroad rail of record (found) at the northwest corner of said Lot 13476;

thence northeasterly with the northwest line of said Lot 13476, which line by record is the south line of railroad property formerly in the name of The Lake Erie and Western Railroad (as per said Plat Book 3, Page 347), which railroad is now Norfolk Southern property, at N 51° 48' 41" E, 1020.11 feet (record distance is 1019.61 feet) to a vertical railroad rail of record (found) at an angle point in said line, which point is also the southwest corner of said Lot 13475;

thence northeasterly continuing with the previous course at N 56° 39' 01"E, 437.73 feet (record distance is 438.44 feet) to a fence corner post of record (found) at another angle point in said line;

thence northeasterly continuing with the previous course at N 51° 54' 51" E, 479.66 feet (record distance is 480.95 feet) to a fence corner post of record (found) in the east line of said southeast quarter of Section 1, which point is also the northeast corner of said Lot 13475;

thence southerly with said east line of southeast quarter of Section 1, being also the west line of said southwest quarter of Section 6, at S 00° 26' 05" E, 3.22 feet to a fence corner post of record (found) at the northwest corner of said Lot 13474;

thence resuming northeasterly now with the northwest line of said Lot 13474, which line by record is also said south line of former Lake Erie and Western Railroad property, at N 51° 47' 24" E, 253.49 feet (record distance is 252.06 feet) to a two-inch iron bar of record (found) at a theoretical point of curvature in said line;

thence generally northeasterly with the previous course on a curve concave northwesterly an arc distance of 948.03 feet thru a radius of 3919.83 feet (chord bears N 46° 11' 09" E, 945.72 feet thru a central angle of 13° 51' 26") to a cotton gin spindle (set) in the west line of S. Main Street, which point is also the northeast corner of said Lot 13474 (this point is 2.01 feet southerly from a mine spike of record (found) which encroaches upon the former Lake Erie & Western Railroad property);

thence southerly with said west line of S. Main Street at S 00° 05' 27" W, 162.93 feet (record distance is 163.38 feet) to a P.K. nail (set) in the west line of said CSX Transportation property;

thence south-southwesterly with said west line of CSX property at S 23° 20' 00" W, 2275.18 feet (record distance is 2276.98 feet) to the POINT OF BEGINNING.

Thus far, an area of 57.938 acres has been described; HOWEVER, a subtraction must be made for a landlocked parcel within this area which is known as Allen County Tax Map Parcel No. 46-0100-04-001.001 and is now in the name of Electron Ventures, Limited (Deed Volume 829, Page 269, plus Deed Volume 890, Page 632), described more particularly as follows:

Commencing at the railroad spike (set) called for above at the southwest corner of said Lot 13477 of The Lima Locomotive Subdivision;

thence easterly with the south line of said Lot 13477, being also the north line of Fourth Street, at N 89° 22' 21" E, 805.84 feet (record distance is 805.56 feet) to an iron pipe (set);

thence northerly into said Lot 13477 at N 00° 25' 17" W, 36.61 feet (record distance is 36.85 feet) to an iron pipe of record (found) at the southwest corner of said Electron Ventures property and the POINT OF BEGINNING;

(1)  thence continuing northerly at N 00° 25' 17" W, 81.84 feet to an iron pipe of record (found);

(2)  thence east-northeasterly at N 65° 27' 34" E, 27.12 feet to an iron pipe of record (found);

(3)  thence east-northeasterly at N 79° 50' 19" E, 88.82 feet to an iron pipe of record (found);

(4)  thence easterly at S 82° 38' 42" E, 23.75 feet to an iron pipe (set 2001);

(5)  thence northerly at N 01° 02' 37" W, 35.96 feet to an iron pipe (set 2001);

(6)  thence easterly and a right angle to the previous course at N 88° 57' 23" E. 228.74 feet to an iron pipe (set 2001);

(7)  thence southerly at S 00° 25' 17" E, 66.00 feet to an iron pipe of record (found);

(8)  thence southerly at S 00° 25' 17" E, 65.28 feet to an iron pipe of record (found);

(9)  thence westerly at S 79° 55' 22" W, 50.72 feet to an iron pipe of record (found);

(10)  thence westerly at S 88° 57' 23" W, 314.18 feet to the POINT OF BEGINNING.

This landlocked area in the name of Electron Ventures, Limited contains an area of 1.032 acres.  Numbers in parentheses above are understood to match courses on the subject survey drawing.

THUS, correcting for said landlocked area, the gross area of subject Parcel 1 is 56.906 acres, of which no area is occupied by any present roadway, leaving a net area also of 56.906 acres; subject to all legal easements and other restrictions of record.  Of this 56.906 acres, 14.905 acres are in Tax Parcel No. 47-0600-03-002.000 (Lot 13474) and 42.001 acres are in Tax Parcel No. 46-0100-04-001.000.

This description is based on surveying work performed by Kohli & Kaliher Associates, Inc., thru January 16, 2002. Bearings are based on a record bearing of N 23° 20 00" E for the centerline of the railroad property now operated by CSX Transportation. All iron pipes which were set during previous work by K&K are 3/4-inch diameter by 30-inch long iron pipes with an orange plastic "K&K/LIMA" plug.  Reference shall be made to K&K Drawing No. L-1166 for a graphic representation of the subject survey.  Reference may also be made to previous drawings by K&K including #L-214 (Old Lima Loco property in 1966), #L-214-A (Old Lima Loco property in 1961), and #L-1079 (Electron Ventures property in 1997), #L-1120 (Old Lima Loco property in 1999), and #B-200 (Electron Ventures property in 2001).

Parcel No. 2

Being all of Lots 6182 thru 6198 of Brice's Second Addition (Plat Book 4, Page 99), and all of Lots 8970 thru 8980 of Bowers Addition (Plat Book 3, Page 277), plus adjacent vacated streets and alleys, all in the City of Lima, Allen County, Ohio, which lands are also known as Allen County Tax Map Parcel No. 47-0610-06-001.000, more particularly described by metes and bounds as follows:

BEGINNING at an iron pipe (set) at the intersection of the north line of Third Street and the east line of railroad property now occupied by CSX Transportation, which point is also the southwest corner of Lot 6193 of Brice's Second Addition (this point is 0.52 feet easterly from an iron pipe of record (found) which encroaches upon said railroad property);

thence north-northeasterly with said east line of CSX property at N 23° 20' 00" E, 1218.72 feet (record distance is 1221.07 feet) to an iron pipe (set) at the north corner of Lot 8980 of Bowers Addition (this point is 1.98 feet southerly from an iron pipe of record (found) which encroaches upon said railroad property);

thence southerly with the west line of S. Main Street at S 00° 02' 37" E, 1116.49 feet (record distance is 1118.30 feet) to a chiseled "X" of record (found) at the southeast corner of Lot 6188 of Brice's Second Addition, which point is also in the north line of Third Street;

thence westerly with said north line of Third Street at S 89° 41' 51" W, 483.56 feet (record distance is 483.65 feet) to the POINT OF BEGINNING.

This parcel contains a gross area of 6.197 acres, of which no area is occupied by any present roadway, leaving a net area also of 6.197 acres; subject to all legal easements and other restrictions of record.

This description is based on surveying work performed by Kohli & Kaliher Associates, Inc., thru February 18, 1999.  Bearings are based on a record bearing of N 23° 20' 00" E for the centerline of the railroad property now operated by CSX Transportation.  Iron pipes set this survey are 3/4-inch diameter by 30-inch long iron pipes with an orange plastic "K&K/LIMA" plug.  Reference shall be made to K&K Drawing No. L-1120 for a graphic representation of the subject survey.  Reference may also be made to previous drawings by K&K, including #L-214 (Old Lima Loco property in 1966), and #L-214-A (Old Lima Loco property in 1981).

Parcel No. 3:

Being all of Lot 13473 of The Lima Locomotive Subdivision (Plat Book 3, Page 347), which parcel is also known as Allen County Tax Map Parcel No. 47-0600-03-001.000, in the City of Lima, Allen County, Ohio, more particularly described by metes and bounds as follows:

BEGINNING at an iron pipe (set) at the southwest corner of said Lot 13473, which point is at the intersection of the east line of S. Main Street and the west line of railroad property now occupied by CSX Transportation (this point is 1.46 north-northeasterly of an iron pipe of record (found) which encroaches upon the right-of-way of S. Main Street);

thence northerly with said east line of S. Main Street at N 00° 05' 27" E, 161.74 feet (record distance of 161.71 feet) to an iron pipe (set) in the curving east line of railroad property formerly known as the Lake Erie & Western Railroad (now Norfolk Southern property) (this point is 1.74 feet north-northeasterly from an iron pipe of record (found) which also encroaches upon the right-of-way of S. Main Street);

thence north-northeasterly with said east line of old Lake Erie & Western property on a curve concave northwesterly (not tangent to previous course) an arc distance of 183.82 feet thru a radius of 3869.83 feet (chord bears N 35° 01' 22" E, 183.80 feet (record distance is 185.83 feet) thru a central angle of 2° 43' 18") to an iron pipe (set) in the south line of railroad property usually known as the old Erie Railroad;

thence easterly with said south line of old Erie property at N 89° 32' 06" E, 28.66 feet (record distance is 27.25 feet) to an iron pipe (set) in the curving west line of railroad property now operated by CSX Transportation;

thence south-southwesterly with said west line of CSX property (not tangent to previous course) an arc distance of 79.29 feet thru a radius of 8544.42 feet (chord bears S 23° 04' 03" W, 79.29 feet thru a central angle of 0° 31' 54") to an iron pipe (set) at a point of tangency, which point by record is 50.00 feet Left of a tangent-to-curve point at Station 6817+45.7 of the railroad centerline;

thence continuing south-southwesterly with said west line of CSX property at S 23° 20' 00" W, 260.87 feet to the POINT OF BEGINNING.

This parcel contains a gross area of 0.296 acres, of which no area is occupied by any present roadway, leaving a net area also of 0.296 acres; subject to all legal easements and other restrictions of record.

This description is based on surveying work performed by Kohli & Kaliher Associates, Inc., thru February 18, 1999.  Bearings are based on a record bearing of N 23° 20' 00" E for the centerline of the railroad property now operated by CSX Transportation.  Iron pipes set this survey are 3/4-inch diameter by 30-inch long iron pipes with an orange plastic "K&K/LIMA" plug.  Reference shall be made to K&K Drawing No. L-1120 for a graphic representation of the subject survey.  Reference may also be made to previous drawings by K&K, including #L-214 (Old Lima Loco property in 1966), and #L-214-A (Old Lima Loco property in 1981).

EXHIBIT B

DECLARATION OF COVENANTS

[See attached Declaration of Covenants.]

A-2

DECLARATION OF COVENANTS

This DECLARATION OF COVENANTS (this “Declaration”) is made by Lima Energy Company, an Ohio corporation (the “Declarant), with a mailing address of 312 Walnut Street, Suite 1600, Cincinnati, Ohio 45202.

WITNESSETH:

WHEREAS, the Declarant has acquired and currently holds fee simple title in the real property described in Exhibit A attached hereto (the “Property), having acquired such fee simple title by Limited Warranty Deed recorded in the Official Record Book ___, page ___ of the Office of the Recorder of Allen County, Ohio; and

WHEREAS, the Declarant and the City of Lima, Ohio (the “City”) entered into a Real Estate Acquisition and Development Agreement dated as of October 26, 2012, a copy of which is attached hereto as Exhibit B (the “Agreement”); and

WHEREAS, this Declaration is being made and filed of record pursuant to Section 2.5(f) of the Agreement and all the capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

NOW, THEREFORE, the Declarant, pursuant to the Agreement and for itself and all subsequent owners of the Property, hereby declares that the Property or any part thereof (the Declarant and each subsequent owner is individually referred to as an “Owner” and collectively as the “Owners”) and the Project (as defined in the Agreement) thereon shall be held, developed, encumbered, leased, occupied, improved, built upon, used and conveyed subject to the following terms and provisions:

Section 1.  Right of Repurchase; Reversion of Title.  The City has the right to repurchase the Property for a purchase price of $1,500,000 on or after November 1, 2017, if the market value of the Property at the time of exercise of the repurchase right as shown on the real property tax duplicate of the County of Allen, Ohio, is less than $2,500,000. Upon the City’s delivery of written notice to the Company of its exercise of its right to repurchase the Property, and delivery of the purchase price of $1,500,000 payable in US dollars to the Company, title to the Property shall revert to the City.  All liens on the Property granted by the Company shall be (i) subordinate to the City’s right to repurchase the Property and the reversion of title to the Property, and (ii) to the extent permitted by law, extinguished upon the reversion of the title to the Property to the City upon the City’s exercise of its right to repurchase the Property, provided that any lien so extinguished shall attach automatically and without interruption to all  proceeds of the Property arising from such repurchase.  The right of the City to repurchase the Property shall automatically terminate on the earlier to occur of the following (“Repurchase Termination Date”): (i) the date the Company provides to the City reasonable evidence that the market value of the Property shown on the real property tax duplicate of the County of Allen, Ohio, equals or exceeds $2,500,000 or (ii) November 1, 2020. Upon such termination, at the Company’s request, the City shall promptly execute an instrument duly acknowledged by a notary and in recordable form prepared by the Company acknowledging and confirming the termination of the City’s right to repurchase the Property.

Section 2.  Covenant to Cooperate and Make Payments.  The Declarant covenants to cooperate with the City in qualifying the Property and/or Project exempt from real property taxes pursuant to Ohio Revised Code Sections 3735.15 through 3735.70, and the Declarant covenants to pay all payments required by Sections 4.1 and 4.2 of the Agreement.

Section 3.  Lien of Payments. The Declarant grants to the City a continuing lien on the Property as security for the timely payment of the payments required by Section 4.1 and 4.2 of the Agreement.

Section 4.  Use of the Property.  The Declarant covenants that unless otherwise agreed by the City in writing, the Property will be used only for the Project.

Section 5.  Feedstock.  The Declarant covenants that will use petroleum coke, coal, and renewable biomass as feedstock for the Project.  It may use other materials as feedstock with the written consent of the City.

Section 6. Prohibition of Other Conveyances. Except as provided in the Agreement, the Declarant covenants not to sell, assign, convey, lease or transfer the Property or the Project without the written consent of the City, which consent shall be given pursuant to Section 7.4 of the Agreement.  Nothing within this Declaration shall prohibit the Declarant from mortgaging the Property or the Project to obtain financing for it, but such mortgage(s) shall be subordinated to the City’s right to repurchase in Section 1 above.

Section 7.  Covenants to Run With the Land.  The Declarant agrees that the covenants and agreements set forth in this Declaration are covenants running with the land and that until the applicable termination date of such covenants or agreements, such covenants and agreements shall, in any event and without regard to technical classification or designation, legal or otherwise, be binding to the fullest extent permitted by law and equity, for the benefit and in favor of, and enforceable by, the City against the Property, the Project and the Owners.  Except the right of the City to repurchase the Property set forth in Section 1 above which terminates on the Repurchase Termination Date, the covenants set forth above shall remain in effect until the Term Expiration Date (as defined in the Agreement).  The Declarant further agrees that until the applicable termination date of such covenants and agreements, all such covenants and agreements, whether or not such provisions are included by any Owner in any deed to a subsequent Owner, shall be binding upon each Owner and shall be enforceable by the City in the manner provided herein.

In amplification of, and not in restriction of, the provisions of this Section 7, the City, and its respective successors and assigns shall each be deemed a beneficiary of the covenants provided in this declaration.  Such covenants shall run in favor of the City until the Term Expiration Date (except the right of the City to repurchase the Property set forth in Section 1 above which terminates on the Repurchase Termination Date), without regard to whether either the City has at any time been, remains or is an owner of any land or interest therein to, or in favor of, which such covenants relate.  The City shall have the right in the event of any breach of any covenant herein contained, to exercise all of the rights and remedies, and to maintain all actions or suits at law or in equity or in other proper proceedings, to cure such breach, to which it or any other beneficiaries of such covenant may be entitled.

IN WITNESS WHEREOF, the Declarant has caused this Declaration to be executed and effective as of October 26th, 2012.

LIMA ENERGY COMPANY

By:
Harry H. Graves, Chairman

STATE OF OHIO                    )
                                                   )           SS:
COUNTY OF __________   )

On this ___ day of October, 2012, Harry H. Graves, Chairman of the Lima Energy Company, personally appeared before me and acknowledged the execution of the foregoing instrument and that the execution thereof is his voluntary act and deed on behalf of the Company and the voluntary and corporate act and deed of the Company.

Notary Public

This instrument prepared by:
Monica L. Gearding, Esq.
Taft Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, Ohio  45202-3957
(513) 381-2838

Exhibit A
Legal Description

Parcel No. 1

Part of the Southwest Quarter of Section 6, Township-4-South, Range-7-East, in what was Perry Township, now City of Lima, also known as Lot 13474 of The Lima Locomotive Subdivision (Plat Book 3, Page 347) (also known as Allen County Tax Map Parcel No. 47-0600-03-002.000), plus parts of the Southeast Quarter of Section 1, Township-4-South, Range-6-East, in what was Shawnee Township, now City of Lima, Allen County, Ohio, also known as all of Lot 13475, all of Lot 13476, part of Lot 13477 and part of Lot 13478 (also known as Allen County Tax Map Parcel No. 46-0100-04-001.000), altogether described by metes and bounds as follows:

Commencing at a county monument box established at a point where the old Shawnee Indian Reservation Line intersects the centerline of Buckeye Road, which point is the best reckoning of the southeast corner of the south half of the west half of the northeast fractional quarter of Section 12 of said Shawnee Township;

thence westerly with the centerline of Buckeye Road at N 89° 54' 34" W, 210.63 feet to a P.K. nail of record in the centerline of railroad property now operated by CSX Transportation;

thence north-northeasterly with said centerline of railroad property at N 23° 20' 00" E, 3297.33 feet;

thence west-northwesterly thru said railroad property on a right angle to the previous course at N 66° 40' 00" W, 50.00 feet to a P.K. nail (set) which replaces a chiseled "X" of record (found) in the west line of said railroad property at the southeast corner of the parcel herein described, which point is also the POINT OF BEGINNING;

thence westerly with the north line of Fourth Street at S 89° 29' 10" W, 73.44 feet (record distance is 72.00 feet) to an iron pipe (set) that is 2.4 feet westerly from a fence corner post of record (found);

thence generally southwesterly with the north line of Fourth Street on a curve concave northwesterly (not tangent to the previous course) an arc distance of 803.64 feet thru a radius of 865.80 feet (chord bears S 62° 48' 00" W, 775.10 feet thru a central angle of 53° 10' 55") to an iron pipe (set) at a theoretical point of tangency;

thence westerly continuing with said north line of Fourth Street at S 89° 22' 21" W, 1033.15 feet to a railroad spike (set) in the east line of S. Dixie Highway, which point is also the southwest corner of said Lot 13477 (this course passes an iron pipe of record (found) at 109.80 feet, an iron pipe (set) at 227.31 feet);

thence north-northeasterly with the west line of said Lot 13477 at N 19° 24' 14" E 144.45 feet (record distance is 144.65 feet) to a fence corner post of record (found);

thence easterly with a jog in said west line at S 75° 43' 42" E, 9.95 feet (record distance is 10.00 feet) to a fence corner post of record (found);

thence resuming north-northeasterly with said west line of Lot 13477 at N 24° E 24' 13" E 356.26 feet (record distance is 355.82 feet) to an iron pipe of record (found) at the northwest corner of said Lot 13477, being also the southwest corner of said Lot 13476;

thence north-northeasterly with the west line of said Lot 13476 at N 19° 39' 01" E 195.99 feet (record distance is 195.89 feet) to a vertical railroad rail of record (found) at the northwest corner of said Lot 13476;

thence northeasterly with the northwest line of said Lot 13476, which line by record is the south line of railroad property formerly in the name of The Lake Erie and Western Railroad (as per said Plat Book 3, Page 347), which railroad is now Norfolk Southern property, at N 51° 48' 41" E, 1020.11 feet (record distance is 1019.61 feet) to a vertical railroad rail of record (found) at an angle point in said line, which point is also the southwest corner of said Lot 13475;

thence northeasterly continuing with the previous course at N 56° 39' 01"E, 437.73 feet (record distance is 438.44 feet) to a fence corner post of record (found) at another angle point in said line;

thence northeasterly continuing with the previous course at N 51° 54' 51" E, 479.66 feet (record distance is 480.95 feet) to a fence corner post of record (found) in the east line of said southeast quarter of Section 1, which point is also the northeast corner of said Lot 13475;

thence southerly with said east line of southeast quarter of Section 1, being also the west line of said southwest quarter of Section 6, at S 00° 26' 05" E, 3.22 feet to a fence corner post of record (found) at the northwest corner of said Lot 13474;

thence resuming northeasterly now with the northwest line of said Lot 13474, which line by record is also said south line of former Lake Erie and Western Railroad property, at N 51° 47' 24" E, 253.49 feet (record distance is 252.06 feet) to a two-inch iron bar of record (found) at a theoretical point of curvature in said line;

thence generally northeasterly with the previous course on a curve concave northwesterly an arc distance of 948.03 feet thru a radius of 3919.83 feet (chord bears N 46° 11' 09" E, 945.72 feet thru a central angle of 13° 51' 26") to a cotton gin spindle (set) in the west line of S. Main Street, which point is also the northeast corner of said Lot 13474 (this point is 2.01 feet southerly from a mine spike of record (found) which encroaches upon the former Lake Erie & Western Railroad property);

thence southerly with said west line of S. Main Street at S 00° 05' 27" W, 162.93 feet (record distance is 163.38 feet) to a P.K. nail (set) in the west line of said CSX Transportation property;

thence south-southwesterly with said west line of CSX property at S 23° 20' 00" W, 2275.18 feet (record distance is 2276.98 feet) to the POINT OF BEGINNING.

Thus far, an area of 57.938 acres has been described; HOWEVER, a subtraction must be made for a landlocked parcel within this area which is known as Allen County Tax Map Parcel No. 46-0100-04-001.001 and is now in the name of Electron Ventures, Limited (Deed Volume 829, Page 269, plus Deed Volume 890, Page 632), described more particularly as follows:

Commencing at the railroad spike (set) called for above at the southwest corner of said Lot 13477 of The Lima Locomotive Subdivision;

thence easterly with the south line of said Lot 13477, being also the north line of Fourth Street, at N 89° 22' 21" E, 805.84 feet (record distance is 805.56 feet) to an iron pipe (set);

thence northerly into said Lot 13477 at N 00° 25' 17" W, 36.61 feet (record distance is 36.85 feet) to an iron pipe of record (found) at the southwest corner of said Electron Ventures property and the POINT OF BEGINNING;

(1)  thence continuing northerly at N 00° 25' 17" W, 81.84 feet to an iron pipe of record (found);

(2)  thence east-northeasterly at N 65° 27' 34" E, 27.12 feet to an iron pipe of record (found);

(3)  thence east-northeasterly at N 79° 50' 19" E, 88.82 feet to an iron pipe of record (found);

(4)  thence easterly at S 82° 38' 42" E, 23.75 feet to an iron pipe (set 2001);

(5)  thence northerly at N 01° 02' 37" W, 35.96 feet to an iron pipe (set 2001);

(6)  thence easterly and a right angle to the previous course at N 88° 57' 23" E. 228.74 feet to an iron pipe (set 2001);

(7)  thence southerly at S 00° 25' 17" E, 66.00 feet to an iron pipe of record (found);

(8)  thence southerly at S 00° 25' 17" E, 65.28 feet to an iron pipe of record (found);

(9)  thence westerly at S 79° 55' 22" W, 50.72 feet to an iron pipe of record (found);

(10)  thence westerly at S 88° 57' 23" W, 314.18 feet to the POINT OF BEGINNING.

This landlocked area in the name of Electron Ventures, Limited contains an area of 1.032 acres.  Numbers in parentheses above are understood to match courses on the subject survey drawing.

THUS, correcting for said landlocked area, the gross area of subject Parcel 1 is 56.906 acres, of which no area is occupied by any present roadway, leaving a net area also of 56.906 acres; subject to all legal easements and other restrictions of record.  Of this 56.906 acres, 14.905 acres are in Tax Parcel No. 47-0600-03-002.000 (Lot 13474) and 42.001 acres are in Tax Parcel No. 46-0100-04-001.000.

This description is based on surveying work performed by Kohli & Kaliher Associates, Inc., thru January 16, 2002. Bearings are based on a record bearing of N 23° 20 00" E for the centerline of the railroad property now operated by CSX Transportation. All iron pipes which were set during previous work by K&K are 3/4-inch diameter by 30-inch long iron pipes with an orange plastic "K&K/LIMA" plug.  Reference shall be made to K&K Drawing No. L-1166 for a graphic representation of the subject survey.  Reference may also be made to previous drawings by K&K including #L-214 (Old Lima Loco property in 1966), #L-214-A (Old Lima Loco property in 1961), and #L-1079 (Electron Ventures property in 1997), #L-1120 (Old Lima Loco property in 1999), and #B-200 (Electron Ventures property in 2001).

Parcel No. 2

Being all of Lots 6182 thru 6198 of Brice's Second Addition (Plat Book 4, Page 99), and all of Lots 8970 thru 8980 of Bowers Addition (Plat Book 3, Page 277), plus adjacent vacated streets and alleys, all in the City of Lima, Allen County, Ohio, which lands are also known as Allen County Tax Map Parcel No. 47-0610-06-001.000, more particularly described by metes and bounds as follows:

BEGINNING at an iron pipe (set) at the intersection of the north line of Third Street and the east line of railroad property now occupied by CSX Transportation, which point is also the southwest corner of Lot 6193 of Brice's Second Addition (this point is 0.52 feet easterly from an iron pipe of record (found) which encroaches upon said railroad property);

thence north-northeasterly with said east line of CSX property at N 23° 20' 00" E, 1218.72 feet (record distance is 1221.07 feet) to an iron pipe (set) at the north corner of Lot 8980 of Bowers Addition (this point is 1.98 feet southerly from an iron pipe of record (found) which encroaches upon said railroad property);

thence southerly with the west line of S. Main Street at S 00° 02' 37" E, 1116.49 feet (record distance is 1118.30 feet) to a chiseled "X" of record (found) at the southeast corner of Lot 6188 of Brice's Second Addition, which point is also in the north line of Third Street;

thence westerly with said north line of Third Street at S 89° 41' 51" W, 483.56 feet (record distance is 483.65 feet) to the POINT OF BEGINNING.

This parcel contains a gross area of 6.197 acres, of which no area is occupied by any present roadway, leaving a net area also of 6.197 acres; subject to all legal easements and other restrictions of record.

This description is based on surveying work performed by Kohli & Kaliher Associates, Inc., thru February 18, 1999.  Bearings are based on a record bearing of N 23° 20' 00" E for the centerline of the railroad property now operated by CSX Transportation.  Iron pipes set this survey are 3/4-inch diameter by 30-inch long iron pipes with an orange plastic "K&K/LIMA" plug.  Reference shall be made to K&K Drawing No. L-1120 for a graphic representation of the subject survey.  Reference may also be made to previous drawings by K&K, including #L-214 (Old Lima Loco property in 1966), and #L-214-A (Old Lima Loco property in 1981).

Parcel No. 3:

Being all of Lot 13473 of The Lima Locomotive Subdivision (Plat Book 3, Page 347), which parcel is also known as Allen County Tax Map Parcel No. 47-0600-03-001.000, in the City of Lima, Allen County, Ohio, more particularly described by metes and bounds as follows:

BEGINNING at an iron pipe (set) at the southwest corner of said Lot 13473, which point is at the intersection of the east line of S. Main Street and the west line of railroad property now occupied by CSX Transportation (this point is 1.46 north-northeasterly of an iron pipe of record (found) which encroaches upon the right-of-way of S. Main Street);

thence northerly with said east line of S. Main Street at N 00° 05' 27" E, 161.74 feet (record distance of 161.71 feet) to an iron pipe (set) in the curving east line of railroad property formerly known as the Lake Erie & Western Railroad (now Norfolk Southern property) (this point is 1.74 feet north-northeasterly from an iron pipe of record (found) which also encroaches upon the right-of-way of S. Main Street);

thence north-northeasterly with said east line of old Lake Erie & Western property on a curve concave northwesterly (not tangent to previous course) an arc distance of 183.82 feet thru a radius of 3869.83 feet (chord bears N 35° 01' 22" E, 183.80 feet (record distance is 185.83 feet) thru a central angle of 2° 43' 18") to an iron pipe (set) in the south line of railroad property usually known as the old Erie Railroad;

thence easterly with said south line of old Erie property at N 89° 32' 06" E, 28.66 feet (record distance is 27.25 feet) to an iron pipe (set) in the curving west line of railroad property now operated by CSX Transportation;

thence south-southwesterly with said west line of CSX property (not tangent to previous course) an arc distance of 79.29 feet thru a radius of 8544.42 feet (chord bears S 23° 04' 03" W, 79.29 feet thru a central angle of 0° 31' 54") to an iron pipe (set) at a point of tangency, which point by record is 50.00 feet Left of a tangent-to-curve point at Station 6817+45.7 of the railroad centerline;

thence continuing south-southwesterly with said west line of CSX property at S 23° 20' 00" W, 260.87 feet to the POINT OF BEGINNING.

This parcel contains a gross area of 0.296 acres, of which no area is occupied by any present roadway, leaving a net area also of 0.296 acres; subject to all legal easements and other restrictions of record.

This description is based on surveying work performed by Kohli & Kaliher Associates, Inc., thru February 18, 1999.  Bearings are based on a record bearing of N 23° 20' 00" E for the centerline of the railroad property now operated by CSX Transportation.  Iron pipes set this survey are 3/4-inch diameter by 30-inch long iron pipes with an orange plastic "K&K/LIMA" plug.  Reference shall be made to K&K Drawing No. L-1120 for a graphic representation of the subject survey.  Reference may also be made to previous drawings by K&K, including #L-214 (Old Lima Loco property in 1966), and #L-214-A (Old Lima Loco property in 1981).

Exhibit B
Real Estate Acquisition And Development Agreement